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                                                                    EXHIBIT 5

                       [DAY CAMPBELL & McGILL LETTERHEAD]






May 23, 1997





Bikers Dream, Inc.
1420 Village Way
Santa Ana, CA  92705

                  Re:      Registration Statement on Form S-3
                           (SEC Registration No. 333-17829)

Ladies and Gentlemen:

                  You have requested our opinion as counsel for Bikers Dream, Inc., a California corporation (the "Company"), as to the matters set forth below in connection with the registration under the Securities Act of 1933 on Form S-3 (SEC Registration No. 333-17829) of 10,426,214 shares of the Company's Common Stock, without par value (the "Shares"), including Shares issuable upon exercise of outstanding warrants and options (the "Warrant Shares"), upon conversion of outstanding preferred stock (the "Preferred Shares"), and upon the declaration of common stock dividends on the Preferred Shares (the "Dividend Shares").

                  We have examined the Company's Registration Statement on Form S-3 (Registration No. 333-17829) filed with the Securities and Exchange Commission ("Commission") on December 16, 1996, and Amendment Number 1 thereto which was filed with the Commission on May 23, 1997 (the "Registration Statement"). We have also examined the Articles of Incorporation of the Company, as amended, the Bylaws and the minute books of the Company, and such other documents as we deemed pertinent as a basis for the opinion hereinafter expressed.

                  Based on the foregoing, it is our opinion that:

                  The Shares have been duly authorized and are, or in the case of the Warrant Shares upon exercise of the respective warrants and options and upon payment therefor will be, and in the case of the Preferred Shares upon conversion of the respective preferred stock will be, and in the case


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Bikers Dream, Inc.
May 23, 1997
Page 2

of the Dividend Shares upon declaration of the respective dividend will be, legally and validly issued, fully paid and non-assessable.

                  We consent to the inclusion of our name in the Registration Statement under the caption "Legal Matters" and the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,


                                                     /s/ DAY CAMPBELL & McGILL


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